GLOBALSTAR VALUE PROPOSITION October 9, 2014

Safe Harbor Language This presentation contains certain statements that are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties which may cause actual results to differ materially from the forward- looking statements. Forward-looking statements, such as the statements and the risks related to our expectations with respect to actions by the FCC on the NPRM for TLPS or other pending or future FCC actions, future increases in our revenue and profitability, our ability to comply with covenants under our senior credit facility and other statements contained in this release regarding matters that are not historical facts, involve predictions. Any forward-looking statements made in this presentation are accurate as of the date made and are not guarantees of future performance. Actual results or developments may differ materially from the expectations expressed or implied in the forward-looking statements, and we undertake no obligation to update any such statements. Additional information on factors that could influence our financial results is included in our filings with the Securities and Exchange Commission (SEC), including our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Non-GAAP Financial Measures This presentation includes assertions of certain non-GAAP financial measures as defined under the SEC rules. A reconciliation of each non-GAAP measure to the most comparable GAAP measure is presented in the Annexes. 2

Speakers 3 • Founder and Managing Director of Jarvinian; a recognized expert on RF spectrum • Established a spectrum advisory practice through Jarvinian Advisors • Developed regulatory and technological solutions for the reformation of previously unusable RF spectrum • Assisted Globalstar in developing TLPS, made possible with Globalstar satellite spectrum • Developer of a regulatory and engineering solution for TerreStar, opening up unanticipated new 4G spectrum in L-Band • Founder of Nanoton; created advanced nanomaterials enabling next-generation wireless filters and antennas • Holds numerous patents in wireless and intelligent computing technologies • Director of the newly restructured FiberTower Corporation John Dooley James (Jay) Monroe, III • Chairman and Chief Executive Officer of Globalstar Inc. • Launched several major initiatives to extend the quality and reach of its service and expand the Globalstar portfolio of voice and data solutions • Majority owner of the Thermo Companies – founded in 1984 • Has overseen operations in a wide variety of businesses at all phases of growth from startup through maturity at the Thermo Companies • Under his direction, the Thermo Companies founded or acquired companies in diverse industries including power generation, natural resource development, industrial equipment distribution, real estate, telecommunications, and leasing services

Agenda ● About Globalstar ● Underlying Facts of Kerrisdale Thesis Are Wrong ● Spectrum Overview, Capabilities and Facts ● Creating Value from TLPS ● Financial, Operational and Business Overview 4

About Globalstar 5

Globalstar and its Principle Investor

- Globalstar is a leading provider of mobile satellite services with a full product suite supporting communications beyond the range of traditional cellular services
- The Thermo Companies, controlled by Jay Monroe, Chairman and CEO of Globalstar, purchased the Company in 2004 and has remained a committed long-term investor and operator
- Thermo has a successful track record as operators and investors in diverse industries since 1984:
  - Co-Generation / Independent Energy: 1984-2008
  - Natural Gas: 1989-2008
  - Real Estate: 1989-Present
  - Aircraft Leasing: 1998-Present
  - Financial Services: 2001-Present
  - Industrial Distribution: 2001-2009
  - Wireless / Wireline Telecommunications: 2002-Present
- Thermo has invested more than $600 million into Globalstar and has not sold a single share – retains 100% of all shares purchased since initially acquiring the Company in 2004
- Thermo focuses on acquiring and actively operating asset-heavy companies across industries – specific focus is on developing the asset potential of the investments and successfully monetizing the potential of the assets. This model has provided for a diverse set of successful holdings including, but not limited to:

Globalstar
- Retain ~70% ownership
- Actively managed

FiberLight
- Retain ~95% ownership
- Actively managed
- Company developed out of network assets of former metro and long-haul CLEC investment for carrier, cable and enterprise customer base
- ~$1B valuation

KINDER MORGAN MANAGEMENT, LLC
- Position acquired from sale of legacy power and natural gas assets
- ~$400m stub position

tw telecom
- Position acquired from sale of former metro and long-haul CLEC investment
- ~$500m position

6

Globalstar

Underlying Facts of Kerrisdale Thesis Are Wrong 7

Wi-Fi and TLPS Facts 8 Wi-Fi Congestion is Real and Must be Addressed  Wi-Fi Congestion Will Continue to Intensify  2.4 GHz Will Continue to be the Primary Band for Wi-Fi -- 5 GHz is not a Panacea  TLPS is a Premium Service for a Carrier-Grade Experience at Lower Costs  TLPS is an Immediate Solution that can be Efficiently Deployed 

Wi-Fi Congestion is Real and Must be Addressed Regulators, major industry players agree: current Wi-Fi capacity is at or near exhaustion – and is already carrying substantial portion of mobile-originated data 9 “[T]he 2.4 GHz band will continue to be an important source of unlicensed spectrum for the foreseeable future because ... the demand for Wi-Fi is projected to outpace the Commission's ability to allocate additional spectrum resources, and because the 2.4 GHz band is the only globally harmonized unlicensed band suitable for Wi-Fi.” – Comments of Cisco Systems, Inc., IB Docket No. 13-213, (5 May 2013) “The spectrum that is used for unlicensed Wi-Fi is also experiencing congestion, which will only increase in the coming years if we do not make appropriate bands, like the 5 GHz band, more attractive for investment and innovation.” –Robert McDowell, Commissioner, FCC (20 February 2013) “The focus has been on the mobile spectrum crunch. But there is also a WiFi traffic jam. When you see what is going on the CES exhibit floor, you realize we have to do something about this. WiFi is such an integral part of the ecosystem.” (28 May 2013) “As consumer adoption of wireless devices continues to soar, Wi-Fi congestion is becoming a critical problem for consumers and innovators.” – Julius Genachowski, Former Chairman, FCC (10 January 2013) “But this growth may mean that getting on the Internet through your Wi-Fi connections will soon be like trying to drive in rush hour traffic on too narrow a road - frustrating and slow-moving.” –WiFiForward Coalition “Wi-Fi has become a victim of its own popularity, and now faces congestion issues of its own.” –Tom Wheeler, Chairman, FCC, ET Docket No. 13-49 (1 April 2014) "The 2.4 GHz band, while critical to the success of Wi-Fi and other unlicensed technologies, is increasingly congested particularly in major cities.” – Mignon Clyburn, Former Interim Chairwoman, Current Commissioner, FCC (1 April 2014)

“The Nation’s demand for unlicensed services has increased so dramatically that we need more spectrum to support these services. The 2.4 GHz band, while critical to the success of Wi-Fi and other unlicensed technologies, is increasingly congested particularly in major cities. Densely populated centers are the most expensive geographic areas to deploy licensed networks.” Revision of Part 15 of the Commission’s Rules to Permit Unlicensed National Information Infrastructure (U-NII) Devices in the 5 GHz Band, Notice of Proposed Rulemaking, 28 FCC Rcd. 1769 (2013) (Statement of Commissioner Mignon Clyburn). “Consumers are likely to experience reduced coverage and throughput,” and “Wi-Fi will become less useful, particularly for high bandwidth services like video.” – WiFi Spectrum: Exhaust Looms, Rob Alderfer, CableLabs ( 28 May 2013) “2.4 GHz unlicensed spectrum “has become saturated during certain times of day in heavily trafficked areas such as city centers, apartment buildings, and public events. This congestion imposes a large cost on consumers because Wi-Fi is the most heavily used method of wireless broadband connectivity and the 2.4 GHz band is the core Wi-Fi band today.” – Comments of Google, Inc. and Microsoft Corporation, ET Docket No. 13-49 (28 May 2013) “Given congestion and capacity constraints in existing unlicensed bands and the demand for fixed broadband services in rural areas where other broadband service is often not available, increasing the amount of unlicensed spectrum is perhaps the most important action the Commission can take.” – Comments of the Wireless Internet Service Providers Association, ET Docket No. 13-49 (28 May 2013) “[C]apacity constraints [are] already being felt in the 2.4 GHz band.” – Comments of Cisco Systems, Inc., ET Docket No. 13- 49 (28 May 2013) 10 Wi-Fi Congestion is Real and Must be Addressed (cont’d) (30) (20) (10) -- 10 20 30 40 2011 2012 2013 2014 2015 Wi -Fi Sp ec tru m Av ail able, 2. 4G Hz Ban d National Average Dense Market(2) (3) CableLabs projected a Wi-Fi spectrum deficit in the 2.4GHz band by 2015 in average markets and 2014 in dense markets (May 2013) 2.4 GHz Availability

Wi-Fi Congestion Will Continue to Intensify 11 Industry forecasts substantial future growth in mobile data traffic, averaging between 50 -100% annual compound growth “As the volume of wireless data traffic increases, the risk of congestion in the airwaves is increasing as well. Wireless broadband needs radio spectrum to function, and the spectrum currently allocated to wireless is not sufficient to handle the projected growth in demand… The surging demand for wireless services cannot be met without additional spectrum. Spectrum is an essential input into wireless services, the “invisible infrastructure” that makes wireless communication possible.“ – The President’s Council of Economic Advisers (June 2012) "There will be close to 7 billion mobile subscribers in the world this year – the equivalent of almost one device for every person on the planet.” – International Telecommunications Union (ITU) (June 2012) “Cisco is seeing a “perfect storm” in both Wi-Fi availability and customer acceptance that is resulting in a worldwide rise in the popularity of Wi-Fi. Almost half of all households in the world are predicted to have Wi-Fi by 2016, or 83 percent of all broadband households. The amount of mobile data offloaded to Wi-Fi networks is projected to reach 21 exabytes (or 21 billion gigabytes) by 2017.” – Cisco Systems (1 June 2013) "Globally, mobile data traffic will increase 11-fold between 2013 and 2018. Mobile data traffic will grow at a CAGR of 61 percent between 2013 and 2018, reaching 15.9 exabytes per month by 2018." – Cisco Systems (10 June 2014) “By 2018, more than half of all traffic from mobile-connected devices (almost 17 exabytes) will be offloaded to the fixed network by means ofWi-Fi devices and femtocells each month. Without Wi-Fi and femtocell offload, total mobile data traffic would grow at a CAGR of 65 percent between 2013 and 2018 (12-fold growth), instead of the projected CAGR of 61 percent (11-fold growth).” – Cisco Systems (5 February 2014)

2.4 GHz Will Continue to be Primary Band for Wi-Fi – 5 GHz is not a Panacea 12 The industry is expanding into 5 GHz out of need, not want – there is no other spectrum available for immediate use “2.4 GHz band involves better propagation than the 5 GHz band by a factor of 4.3X… 5 GHz may suit some, but not all, of their needs. Namely, if suitable rules are established 5 GHz may provide substantial capacity, but not coverage.” – National Cable & Telecommunications Association (28 May 2013) “All spectrum has high value as an increasingly scarce natural resource. Further, for most applications, low band (that is, frequencies below 5 GHz) has greater value than higher frequency spectrum. More specifically, the 2.4 GHz band is and will remain an important part of the unlicensed spectrum mix. On the coverage side, 2.4 GHz access points have greater range because signals at 2.4 GHz experience less attenuation and penetrate obstacles such as walls better than 5 GHz signals. This means that fewer 2.4 GHz access points are needed to provide service in a particular area, for either homes or businesses. Wireless Internet Service Providers (WISPS) can get a larger service area with a 2.4 GHz site than with a 5 GHz site. On the capacity side, where 2.4 GHz is the best option due to coverage or cost, the addition of TLPS and channel 14 adds as much as 33% capacity to the 2.4 GHz band. Considering throughput to a user device, the ability to use Globalstar’s Terrestrial Low-Power Spectrum (TLPS) together with the existing 2.4 unlicensed spectrum also creates the ability to deploy two, higher throughput 40 MHz WiFi channels in the 2.4 band. Without TLPS, only a single, 40 MHz channel can be deployed. Bottom line, TLPS adds value to the 2.4 GHz band.” – Dennis A. Roberson, CEO, Roberson and Associates (8 October 2014) “It takes high-band, mid-band, and low-band spectrum. High-band spectrum provides the large channels necessary for high-definition video at short distances—think streaming video from your laptop to your television. Mid-band spectrum sacrifices some of that throughput, but gives you further reach. Low- band spectrum can go far and wide, and as a result is ideal for larger-scale Wi-Fi deployments and machine- to-machine communications. To build powerful wireless communications systems, you need a playbook that includes all three.” – Jessica Rosenworcel, Commissioner, FCC (6 May 2014)

2.4 GHz Will Continue to be Primary Band for Wi-Fi – 5 GHz is not a Panacea *(cont'd)*

about technology

"…2.4 GHz is usually the better choice for home and other wireless local networks...Some people mistakenly believe 5 GHz network technology is newer or somehow more innovative than 2.4 GHz. In fact, both types of signaling have existed for many years and are both proven technologies." – *Bradley Mitchell, Engineer, About.com Technology*

theguardian

"Although 5GHz is technically faster, this may not show up in real-world performance. The 5GHz signal may have about half the range of 2.4GHz Wi-Fi, or less. Worse, 5GHz has more trouble penetrating solid objects such as walls and floors, as you have found. Wi-Fi "range extenders" only seem to work at 2.4GHz, so there may not be much you can do about this, though you might get better performance from a different router." – *Jack Scofield, Editor, The Guardian UK (28 July 2011)*

speedguide.net

"5GHz and 2.4GHz are simply different frequencies, each with its advantages and disadvantages…. 5GHz offers higher throughput at a shorter distance, while 2.4GHz offers increased coverage and higher solid object penetration. – *Speedguide.net*

MERU NETWORKS

"However, 802.11n will not be displaced by 802.11ac. The two standards will coexist in enterprise wireless networks to continue to support legacy devices in the 2.4 GHz band." – *Meru Networks (September 2012)*

ALTERNATIVE WIRELESS

"…2.4 GHz networks cover a substantially larger range than 5 GHz wireless networks…5GHz networks are not necessarily faster than 2.4GHz. There are 2.4GHz products using 802.11g that can match or can be faster that 5GHz 802.11a by using paired radios inside access points instead of one which can increase capacity up to 108Mbps." – *Alternative Wireless*

mobile ecosystem

"Saying 2.4 GHz holdings are worthless for WiFi is ridiculous. Is not either/or. – *Mark Lowenstein, Managing Director, Mobile Ecosystem (2 October 2014)*

13

TLPS is a Premium Service for a Carrier-Grade Experience at Lower Costs 14 TLPS offers clear public and commercial benefits that the industry wants Enterprises in every industry and individuals will pay for superior service, and Wi-Fi industry is no different “By permitting Globalstar to offer a terrestrial low power service (TLPS), for example, the Commission could free-up much- needed spectrum for new-and-improved broadband access points for consumers and for broadband offloading by terrestrial carriers …By taking these steps, the Commission will stimulate manufacturer interest and thereby speed the deployment of innovative new equipment and services in this spectrum.” – Comments Of Samsung Electronics America, Inc. and Samsung Telecommunications America, LLC (4 June 2014) “[TLPS would be] a premium version of traditional Wi-Fi, providing dedicated capacity over a clear channel, resulting in as much as 5-7 times the performance of more crowded channels. Faster Wi-Fi speeds and greater capacity are a huge part of meeting consumer demand--whether it's OTT content options such as Netflix, the Cable Wi-Fi initiative, or the use of Wi-Fi by mobile operators to expand coverage, capacity, and improve the economics of mobile broadband. TLPS represents an exciting opportunity to offer consumers another competitive mobile broadband option that sits somewhere in between the "wild west" of traditional unlicensed services and comparatively expensive, but licensed, cellular data services.” – Mark Lowenstein, Managing Director, Mobile Ecosystem (23 September 2014) “TLPS works. Both GSAT and Ruckus Wireless (“RKUS”), an independent public company, have demonstrated and reported their results, and the public comments on the docket do not challenge them. Further, both GSAT and RKUS tests reveal TLPS has superior propagation versus unlicensed Wi‐Fi. We remind readers the FCC has not asked for additional testing of TLPS.”– Jason Bernstein, Odeon Capital (8 October 2014)

TLPS: Immediate Solution that can be Efficiently Deployed 15 Compared to alternatives, TLPS is an immediate solution, successfully deployable within months “Given that Channel 14 is already available in Wi-Fi chipsets at the hardware level, the time to deployment is vastly shorter in comparison to alternative bands being considered for the broadband inventory. TLPS also opens the possibility for unique and innovative services, delivered by both incumbent operators and new entrants.” – Mark Lowenstein, Managing Director, Mobile Ecosystem (23 September 2014) “While newly purposed spectrum normally takes years to bring into use, the FCC proposal would use 2.4 GHz spectrum that is already accessible with existing Wi-Fi chipsets, which means that consumers could potentially use and benefit from this Wi-Fi spectrum soon after the proposed rules are effective.” – Steve Pociask, President, the American Consumer Institute Center for Citizen Research (6 October 2014)

Spectrum Overview, Capabilities and Facts 16

Principal Technical Foundation of Kerrisdale Thesis 17 ● There is no congestion in Wi-Fi generally or 2.4 GHz specifically – any problems can be solved through initial network design and other post-rollout improvements ● 5 GHz with 22 channels deeply undermines a single 2.4 GHz TLPS channel – 802.11ac will only function in 5 GHz and 2.4 GHz is a legacy band ● Power limits of 2.4 GHz limit value ● Build-out costs dynamics render TLPS uneconomical ● TLPS does not benefit from ability to offer carrier-grade, licensed, managed service ● TLPS has no value internationally ● TLPS is not immediately deployable Kerrisdale thesis is based on unsubstantiated claims and gross misunderstandings of a combination of basic and advanced network engineering, spectrum and economic principles

RF Spectrum Bands 18 Globally, commercial spectrum bands are allocated between approximately 400 MHz and 2700 MHz. TLPS sits between AT&T controlled WCS and Sprint controlled EBS spectrum. Frequency (MHz) Source: Federal Communications Commission filings, company filings and Deutsche Bank analyst research. ● 5 GHz is more than 2 GHz from commercially licensed bands ● 5 GHz Wi-Fi is not new – has been commercially available but of limited usage due to economic / performance factors

Propagation Characteristics and Capacity 19 As carrier spectrum demands escalate, there is increasing need for low-power / high-reuse small cellular architectures. Central S-Band (2-3 GHz) spectrum provides ideal physical characteristics for this application. Frequency (MHz) 400 2700 HIGH Coverage LOW Capacity MED Coverage MED Capacity LOW Coverage HIGH Capacity CELLULAR REUSE FRUSTRATED CELLULAR COVERAGE FRUSTRATED

The 2.4 GHz Band Commons Dilemma 20 The advantageous physical characteristics of S-Band are the reason for both the success and exhaustion of 2.4 GHz Wi-Fi. TLPS creates a carrier resource that secures 2.4 GHz performance indefinitely. The move to 5 GHz is driven by the lack of supply and interference within 2.4 GHz. 2.4 GHz Wi-Fi Spectrogram Source: Per Jarvinian field study, Smithtown, NY, January 2014.

5 GHz Channelization and 802.11ac Standard 21 Kerrisdale attempts to both skew the impact of (i) number of available channels in 5 GHz and (ii) the fact that 802.11ac is limited to 5 GHz 802.11ac Channel Allocation in North America 802.11ac Channel Allocation in North America (1) ● 5 GHz is not a carrier coverage mechanism – number of channels do not change this basic limitation ● Dual-band (802.11ac and 802.11n) will coexist in networks and devices – simple fact distorted by Kerrisdale in attempt to undermine TLPS value Source: (1) Source: CableLabs, “WiFi Spectrum: Exhaust Looms,” May 2013

Limitations on Effective 5 GHz Capacity 22 While 5 GHz offers a large number of 802.11 channels, the resource is encumbered by fundamental physical limitations. The total number of MHz / channels may be material, but when factoring in propagation, a variable disregarded by Kerrisdale, 2.4 GHz is highly advantageous. -‐10 60 95 130 2011 2012 2013 2014 2015 W iF i Sp e ct ru m A va ila b le ( M H z) Propagaqon 2.4 GHz + 5 GHz (Unadjusted for Propagation) 2.4 GHz 2.4 GHz + 5 GHz (Adjusted for Propagation) Source: CableLabs, “WiFi Spectrum: Exhaust Looms,” May 2013

2.4 GHz vs. 5 GHz Propagation 23 Even in simple environments, the propagation of 5 GHz is meaningfully less attractive than its 2.4 GHz counterpart. The influence of building materials magnify this inherent disadvantage. SIMPLE FREE SPACE LOSS (Free Space) FREE SPACE + 1.5 dB AVERAGE MATERIAL LOSS (Typical Open Space) FREE SPACE + 3 dB AVERAGE MATERIAL LOSS (Minimal Wood / Drywall) -7.26 dB -8.76 dB -10.26 dB 2.4 GHz 2.4 GHz 2.4 GHz 5 GHz 5 GHz 5 GHz Source: Per Cable Labs and Jarvinian – data assumes midpoint of 2.4 GHz and midpoint of 5 GHz bands. 5 GHz Relative Range: 20% 5 GHz Relative Range: 14% 5 GHz Relative Range: 9%

5 GHz 802.11ac Speed and Range 24 Large channels and complex modulation mean that 5 GHz 802.11ac can achieve increased data speeds. However, in the field, these speeds are dependent upon high SNRs, which degrade quickly over short distances. Signal Noise Floor Signal to Noise Ratio (SNR) Low BER / Very High Speed Moderate BER / High Speed High BER / Low Speed Distance NEAR FAR Physical Principal of Speed and Range Source: Per Jarvinian. Bit Error Rate (BER) and Speed

5 GHz Coverage and Speed Gradients 25 With the relatively small coverage zone of a 5 GHz 802.11ac access point, speed and quality of service will decline steeply with distance. “Spotlight” coverage zones near the AP offer the best user experience. FREE SPACE + 1.5 dB AVERAGE MATERIAL LOSS (Typical Open Space) -8.76 dB 2.4 GHz 5 GHz 5 GHz Low BER / Very High Speed Moderate BER / High Speed High BER / Low Speed Source: Per Jarvinian.

The Global Three Channel System 26 In the US, limitation to 11 2.4 GHz 802.11 channels pushes most use to three non-overlapping channels (1, 6,11). Even where Ch. 12+13 is officially authorized, practical channel widths keep the three 1, 6 and 11 channel system intact and, as in the US, there is minimal usage of Channel 13 throughout the world. Textbook 2.4 GHz OFDM Channel Actual OFDM (TLPS) 2.4 GHz Channel 2462 2451 2473 Frequency (MHz) Source: Per Jarvinian. Channel 11 Channel 11 2462 2451 2473 Frequency (MHz) Channel 12 Channel 12 Channel 13 Channel 13

Overlapping Channel Use is Not Common 27 Field studies of 2.4 GHz operation clearly demonstrate a preference for the three channel system. Despite congestion, use of non-overlapping channels allows devices to best adapt to co-channel interference. Cambridge, MA Survey Area 0 100 200 300 1 2 3 4 5 6 7 8 9 10 11 12 13 14 8 0 2 .1 1 W i- F i Cha n n e l (2. 4 G H z B a n d ) Detected Access Points GLOBALSTAR TEST AP NO ACTIVITY NO ACTIVITY 20m 50’ Source: Per Jarvinian.

Managing a 22 MHz TLPS Service 28 As a licensed and managed resource, TLPS will benefit from infrastructure elements that are governed by an advanced and standard Network Operating System (NOS). A NOS can ensure maximum co-channel reuse efficiency. TLPS Network with 22 MHz Resource ● Managed, licensed service value completely ignored in Kerrisdale thesis ● Comparable network control and security cannot be obtained in other 2.4 GHz channels or 5 GHz

A Single License for TLPS 29 Most commercial spectrum is today licensed by EA or CMA blocks. This frustrates the formation of contiguous holdings and discourages tech companies and MSO’s from spectrum ownership. 176 EA Licenses (A1, B1, H, I, J Blocks) 734 CMA Licenses (G Block) Upcoming AWS-3 Auction 1 License Globalstar TLPS Global ITU authority and globally harmonized 2.4 GHz band

A Rapid and Low-Cost Device Ecosystem 30 For the next FCC auction, years will elapse and massive CapEx will occur between when bidding concludes and services are available to consumers. TLPS offers a singularly rapid and cost-effective ecosystem. TYPICAL SPECTRUM Submit to Standards Body Transceiver Chipset Development Discrete Component Development Device Integration Limited Ecosystem TLPS SPECTRUM TIME: 6-8 Years Post Regulatory Approval / Acquiring Spectrum TIME: Several Months (Even Assuming Requirement for Full Device Recertification) Universal Cross-Carrier Device + Infrastructure Ecosystem Existing Device + Infrastructure Ecosystem FIRMWARE

Creating Value from TLPS

We Are Actively Engaging With Ecosystem Partners Device Service Providers New Entrants Infrastructure Network Management Channel 14’s Ecosystem 32 ● Leveraging extensive knowledge of industry and operational expertise ‒ Strong track record of strategically building businesses and creating value for shareholders ‒ Drawing from successful history in communications serving the largest carriers and cable operators on a wholesale basis ‒ Strong existing customer relationships ● Squarely focused on capitalizing on unique TLPS opportunity ‒ Challenges expected to grow over time; TLPS will be an important, valuable solution ‒ Moving methodically and deliberately through our interactions ‒ Continuing to pursue final approval of FCC order; making important, positive progress Working with major players to create solutions and realize value from deploying TLPS

Financial, Operational and Business Overview 33

Underlying Business Fundamentals are Strong 34 Globalstar’s network is unique because: ● Network can transmit up to 30 billion SMS, M2M and other small messages each day ● Network can provide 19 million data and voice minutes a day ● The service is available in more than 100 countries ● Network offers the fastest mobile data speeds in mobile satellite industry and highest quality voice service – at an unmatched price ● Exhibits a growing subscriber base of more than 600,000 subscribers ● Has an expandable network architecture ● Company is constantly driven by products and service innovation

($6.4) $9.8 $11.9 $17.6 ($10.0) ($5.0) $0.0 $5.0 $10.0 $15.0 $20.0 $25.0 2011 2012 2013 Financial Performance Overview (1) 2014 annualized figures represent the run-rates through Q2 2014. (2) Adjusted EBITDA for 2014 run-rate as presented in Company’s earnings releases ($17.6 million). (3) Quarterly Adjusted EBITDA as presented in Company’s earnings releases. (4) Adjusted EBITDA reconciliation to GAAP Net Loss are provided on Annex A, B and C. ● Over past year, growth driven by the return of high quality Duplex service since completion of second-generation constellation ● Materially expanded coverage footprint and owned operations outside of North America ● Duplex will be the primary driver of future growth ● Recurring revenue stream with low variable costs drive high EBITDA margins for satellite operators. For 2013, industry average EBITDA margin of ~65%. Poised for Future Growth and Profitability Adjusted EBITDA 35 2014 $5.4 $4.5 $5.4 $6.9 $3.5 $4.0 $4.5 $5.0 $5.5 $6.0 $6.5 $7.0 $7.5 Q2'11 Q2'12 Q2'13 Q2'14 Duplex Service Revenue 29% Growth ($ in millions) Adjusted EBITDA ($2.0) $2.9 $2.9 $5.0 ($3.0) ($2.0) ($1.0) $0.0 $1.0 $2.0 $3.0 $4.0 $5.0 $6.0 Q2'11 Q2'12 Q2'13 Q2'14 ($ in millions) 70% Growth Quarterly Performance ($ in millions)

Financial Strength and Flexibility 36 ● Since completing refinancings following launch of the second-generation constellation, Globalstar has met all bank covenants ● In the event of financial underperformance, Company maintains unlimited equity cures through 2017, which is not expected to be material to the Company or its stockholders ● The Company has experienced significant growth concurrent with the return to quality two-way service, underscoring ability to generate future cash flow post-construction ● Kerrisdale’s Iridium comparison doesn’t add up – Iridium is at an entirely different phase in its cycle to restore its first-generation satellite constellation and has a materially larger senior debt facility ($ in millions) IRDM GSAT Remaining Capex $1,826.5 $45.1 COFACE Debt Facility 1,800.0 586.3 Notes: 1. All capex requirements mentioned above are from 2014 through 2017. 2. Iridium’s material capex requirements have been taken from their 2013 10-K published in March 2014. Total payments owed to Thales, SpaceX and Kosmotras from 2014 through 2017 are $1,169.6 million, $383.4 million and $33.5 million respectively. Further, launch insurance expenses estimates at $240 million have been taken from Chardan research report published on February 28, 2014. 3. Globalstar’s capex requirements exclude the $9.9 million paid to Hughes in stock in July 2014. Expanding service footprint, regaining market share, upgrading ground infrastructure, reducing equipment costs IRDM Capex and Debt Comparison

FCC NPRM Highlights and Timing

Look forward to successful completion of FCC rulemaking process and leveraging TLPS to create value for our stakeholders and public at large

Globalstar's NPRM Process Overview

	Date	Event
Completed	November 13, 2012	Globalstar Files Petition for Rulemaking
Completed	January 20, 2013	Initial & Reply Comments Filed
Completed	September 5, 2013	FCC Circulates NPRM Internally
Completed	November 1, 2013	FCC Unanimously Votes For and Releases NPRM
Completed	February 19, 2014	NPRM Publication in Federal Register
Completed	May 5, 2014	Comment Due Date
Completed	June 4, 2014	Reply Comment Due Date
	Q4 2014	**Process Completion Expected**

"This ConsumerGram finds that the FCC's proposal to add 22 MHz to support Wi-Fi would provide sizable economic benefits for consumers – generating $11 billion in GDP per year and creating nearly 90,000 jobs – all while alleviating congestion for broadband users and continuing to maintain satellite services." **Steve Pociask, President, American Consumer Institute Center for Citizen Research (6 October 2014)**

37

Globalstar

The Facts Support Our Compelling Prospects for Growth 38 Wi-Fi Congestion is Real and Must be Addressed  Wi-Fi Congestion will Continue to Intensify  2.4 GHz will Continue to be the Primary Band for Wi-Fi -- 5 GHz is not a Panacea  TLPS is a Premium Service for a Carrier-Grade Experience at Lower Costs  TLPS is an Immediate Solution that can be Efficiently Deployed 

Appendix 39

Annex A – Reconciliation of Management Adjusted EBITDA

($ in millions)

	2011	2012	2013	Q1 2014	Q2 2014	1H 2014	2014RR
Net loss	($54.9)	($112.2)	($591.1)	($250.5)	($433.7)	($684.3)	($1,368.5)
Interest income and expense, net	4.8	21.5	67.8	10.9	13.9	24.8	49.6
Derivative (gain) loss	(23.8)	(7.0)	306.0	209.4	376.3	585.7	1,171.3
Income tax expense (benefit)	(0.1)	0.4	1.1	0.2	1.0	1.2	2.3
Depreciation, amortization, and accretion	50.0	69.8	90.6	23.3	22.0	45.3	90.7
EBITDA	**($24.0)**	**($27.5)**	**($125.6)**	**($6.7)**	**($20.6)**	**($27.3)**	**($54.6)**
Reduction in the value of long-lived assets & inventory	$12.4	$8.6	$5.8	$0.0	$7.3	$7.3	$14.6
Non-cash compensation	2.2	1.3	2.3	0.8	0.6	1.4	2.8
Research and development	1.8	0.3	0.6	0.1	0.1	0.2	0.3
Severance	1.3	0.1	0.0	0.0	0.0	0.0	0.0
Foreign exchange and other (income) loss	0.9	2.3	3.0	(0.7)	1.1	0.4	0.8
Loss on extinguishment of debt	0.0	0.0	109.1	10.2	16.5	26.7	53.4
Revenue recognized from Open Range lease termination	(2.0)	0.0	0.0	0.0	0.0	0.0	0.0
Thales arbitration expenses	1.0	1.8	0.0	0.0	0.0	0.0	0.0
Thales Contract termination charge	0.0	22.0	0.0	0.0	0.0	0.0	0.0
Loss on future equity issuance	0.0	0.0	16.7	0.0	0.0	0.0	0.0
Write off of deferred financing costs	0.0	0.8	0.0	0.2	0.0	0.2	0.4
Adjusted EBITDA	**($6.4)**	**$9.8**	**$11.9**	**$3.8**	**$5.0**	**$8.8**	**$17.6**

2014RR indicates the run-rate considering the results through June 2014.

40

Globalstar

Annex B – Reconciliation of COFACE Adjusted EBITDA 41 ($ in millions) 2H 2013 1H 2014 Net Loss ($439.8) ($684.3) Income and franchise tax expense $0.9 $1.2 Consolidated interest expense 44.9 24.8 Depreciation, amortization, accretion 48.2 45.3 Derivative loss 276.6 585.7 Foreign currency transaction losses 8.4 2.5 Transaction costs 0.5 0.3 Foreign currency transaction gains (7.0) (2.8) EBITDA ($67.3) ($27.3) Cash revenue received but not recognized under GAAP $1.3 $4.0 Non-cash stock compensation 1.6 1.4 Noncash, nonrecurring charges: loss on extinguishment of debt 61.9 26.7 Noncash, nonrecurring charges: loss on equity issuance 2.7 0.0 Noncash, nonrecurring charges: loss on issuance of stock to Hughes 1.0 0.0 Noncash, nonrecurring charges: loss on equity method investment 0.6 0.0 Noncash, nonrecurring charges: reduction in value of equipment 5.8 7.3 COFACE Adjusted EBITDA $7.6 $12.1 COFACE Adjusted EBITDA Covenant $5.5 $9.9

Annex C – Reconciliation of Quarterly Management Adjusted EBITDA 42 ($ in millions) Q2 2011 Q2 2012 Q2 2013 Q2 2014 Net loss ($14.1) ($27.5) ($126.3) ($433.7) Interest income and expense, net 1.2 3.8 15.2 13.9 Derivative (gain) loss (3.9) (20.4) 29.9 376.3 Income tax expense 0.1 0.1 0.1 1.0 Depreciation, amortization, and accretion 12.8 15.9 22.1 22.0 EBITDA ($3.9) ($28.1) ($59.0) ($20.6) Reduction in the value of long-lived assets & inventory $0.5 $7.2 $0.0 $7.3 Non-cash compensation 0.8 0.3 0.3 0.6 Research and development 0.5 0.1 0.1 0.1 Severance 0.2 0.0 0.0 0.0 Foreign exchange and other (income) loss (0.1) 0.6 0.2 1.1 Loss on xtinguishment of debt 0.0 0.0 47.2 16.5 Thales arbitration expenses 0.0 0.8 0.0 0.0 Thales Contract termination charge 0.0 22.0 0.0 0.0 Loss on future equity issuance 0.0 0.0 14.0 0.0 Adjusted EBITDA ($2.0) $2.9 $2.9 $5.0